UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On November 17, 2017, Cadence Bancorp, LLC (the “Selling Stockholder”) completed the sale (the “Sale”) to the underwriters of an additional 1,425,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Cadence Bancorporation (the “Company”), pursuant an option to purchase additional shares of Class A Common Stock (the “Option”) granted by the Company to the underwriters in connection with the previously announced secondary offering which closed on November 13, 2017. The additional purchase was consummated at the public offering price of $22.00, less underwriting discounts and commissions. Upon completion of the sale, the Selling Stockholder held approximately 76.6% of the issued and outstanding shares of Class A Common Stock, as compared to approximately 78.3% immediately prior to the completion of the Sale.

The shares of Class A Common Stock sold by the Selling Stockholder in the Sale were registered pursuant to the Registration Statement on Form S-1 (Commission File No. 333-221369), which was declared effective by the Securities and Exchange Commission on November 8, 2017. The Company did not receive any of the proceeds from the sale of such shares of Class A Common Stock.

On November 15, 2017, the Company issued a press release in connection with the announcement of the exercise of the Option. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

*****

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Cadence Bancorporation dated November 15, 2017.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cadence Bancorporation dated November 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: November 20, 2017	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel